Exhibit 10.1
SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of this 17th day of February, 2011 for the benefit of SEN YU INTERNATIONAL HOLDINGS, INC., a company incorporated under the laws of Delaware, USA (the “Company”), having its principal executive office at 19 West 44th Street, Suite 1108, New York, NY 10036 by D.D  INVESTMENT  CO., LIMITED, a Marshall Islands corporation (the “Subscriber”).

By executing this Agreement, the Subscriber hereby confirms its subscription for the purchase of an aggregate of 1,383,700 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or such lesser amount as the Company may, in its sole discretion, determine to accept, and warrants to purchase 1,106,960 shares of Common Stock with an exercise price of $2.64 per share (“Warrant”).  The form of the Warrant is attached hereto as Exhibit A. The Shares, Warrant and the shares of Common Stock underlying the Warrants (“Warrant Shares”) are sometimes referred to collectively herein as the “Securities.”

In connection with this subscription, Subscriber and the Company agree as follows:

1.        Agreement to Subscribe

1.1           Purchase and Issuance of the Shares and Warrant.  The Subscriber is hereby subscribing for shares at per share the RMB 14.454 (approximately US$ 2.20 per share) and the aggregate purchase price is RMB 20,000,000 (approximately US$3,044,140) (the “Purchase Price”). The Company shall cause the Shares and the Warrant to be issued to the Subscriber within three business days of its receipt of the Purchase Price.

1.2           Delivery of the Purchase Price.  Upon execution of this Agreement, the Subscriber shall be bound to fulfill its obligations hereunder and hereby irrevocably commits to deliver to the Company, within three business days, the Purchase Price (payable in RMB) by bank check, wire transfer or such other form of payment as shall be acceptable to the Company, in its sole and absolute discretion.

2.        Representations and Warranties of the Subscriber

The Subscriber represents and warrants to the Company that:

2.1           Subscriber.  The information concerning the Subscriber provided by the Subscriber to the Company (including the information regarding the Subscriber set forth on the signature page hereto and in the Investor Suitability Questionnaire) is true, complete and accurate in all respects.  The Subscriber has provided to the Company a true, complete and accurate copy of its Certificate of Incorporation and Certificate of Incumbency.

2.2           Investment purposes.  The Subscriber is purchasing the Securities solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any U.S. Person (as defined below) or any other person or entity (whether located in the Republic of the Marshall Islands, People’s Republic of China or elsewhere), and not with a view towards the distribution or dissemination thereof.  The Subscriber has no present arrangement to sell the Securities to or through any person or entity.  The Subscriber understands that the Securities must be held indefinitely unless such Securities are resold in accordance with the provisions of Regulation S, are subsequently registered under the Securities Act of 1933 (“Securities Act”) or an exemption from registration is available.

2.3           No Obligation to Register Securities.  Except as provided in Section 4 below, the Subscriber understands that the Company is under no obligation to register the Securities under the Securities Act, or to assist the Subscriber in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction other than as expressly provided herein.

2.4           Investment Experience.  The Subscriber, or the Subscriber’s professional advisors, has such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate investments of the kind described in this Agreement.  By reason of the business and financial experience of the Subscriber or his or her professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), the Subscriber can protect his or her own interests in connection with the transactions described in this Agreement.  The Subscriber is able to afford the loss of his, her or its entire investment in the Securities.

2.5           Independent Investigation.  The Subscriber, in making the decision to purchase the Securities, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement.  The Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Securities and has had full access to and fully and carefully review such other information concerning the Company as the Subscriber has requested.

2.6           Authority.  This Agreement has been validly authorized, executed and delivered by the Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Subscriber does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Subscriber is a party. The Subscriber was not formed for the specific purpose of acquiring the Securities, is a company incorporated under the laws of the Republic of Marshall Islands, is duly organized, validly existing and in good standing under the laws of the Republic of Marshall Islands. The entering into of this Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the charter or other organizational documents, bylaws or other governing documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound.

2.7           Not a Broker-Dealer.  The Subscriber is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated (as defined below) with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act of 1934 (“Exchange Act”) or engaged in a business that would require it to be so registered, nor is it an Affiliate of a broker-dealer or any Person engaged in a business that would require it to be registered as a broker-dealer.  In the event such Subscriber is a member of FINRA, or associated or Affiliated with a member of FINRA, such Subscriber agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Securities. “Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors, or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument. “Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

2.8           Not an Underwriter.  The Subscriber is not an underwriter of the Securities, nor is it an Affiliate of an underwriter of the Securities.

2.9           No Advice from Company.  Subscriber acknowledges that it has received, and fully and carefully reviewed and understands, copies of the SEC filings, either in hard copy or electronically through the SEC’s EDGAR system at http://www.sec.gov. The Subscriber also acknowledges that it has had the opportunity to review this Agreement, the exhibits hereto (including the risk factors relating to the Company attached hereto as Exhibit C) and the transactions contemplated by this Agreement with the Subscriber’s own legal counsel and investment and tax advisors.  Except for any statements or representations of the Company made in this Agreement, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction. The Subscriber has consulted, to the extent deemed appropriate by the Subscriber, with the Subscriber’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Securities and on that basis believes that its investment in the Securities is suitable and appropriate for the Subscriber.

2.10           Reliance on Representations and Warranties; Regulation S Exemption.  The Subscriber understands that the Securities are being offered and sold to the Subscriber in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein including the information set forth in the Investor Suitability Questionnaire in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Securities.  In this regard, the Subscriber represents, warrants and agrees that:

(i)           The Subscriber is not a U.S. Person and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Securities for the account or benefit of a U.S. Person.  A “U.S. Person” means any one of the following:

(A)           any natural person resident in the United States of America;

(B)           any partnership, limited liability company, corporation or other entity organized or incorporated under the laws of the United States of America;

(C)           any estate of which any executor or administrator is a U.S. Person;

(D)           any trust of which any trustee is a U.S. Person;

(E)           any agency or branch of a foreign entity located in the United States of America;

(F)           any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G)           any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H)           any partnership, company, corporation or other entity if:

(1)           organized or incorporated under the laws of any foreign jurisdiction; and

(2)           formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii)           At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Subscriber was outside of the United States.

(iii)           The Subscriber will not, during the period commencing on the date of issuance of the Securities and ending on the six months anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Securities in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(iv)           The Subscriber will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Securities only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(v)           The Subscriber was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Securities and any Common Stock, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vi)           Neither the Subscriber nor any person acting on his behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Securities and the Subscriber and any person acting on his or her behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(vii)           The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii)           Neither the Subscriber nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Securities.  The Subscriber agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(ix)           The Subscriber has carefully reviewed and completed the investor questionnaire annexed hereto as Exhibit B.

2.11           No Advertisements.  The Subscriber did not learn of the investment in the Securities as a result of any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

2.12           Legend.  The Subscriber acknowledges and agrees that the Shares and Warrant shall bear a restricted legend (the “Legend”), in the form and substance as set forth in Section 5 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) in accordance with the applicable provisions of Regulation S, promulgated under the Securities Act, (iii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), and (iv) pursuant to any other exemption from the registration requirements of the Securities Act or for estate planning purposes (subject to any escrow restrictions).

2.13           Economic Considerations.  The Subscriber is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment.  The Subscriber has relied solely on his or her own advisors.

2.14           Compliance with Laws.  Any resale of the Securities during the “distribution compliance period” as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S.  Further, any such sale of the Securities in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction.  The Subscriber will not offer to sell or sell the Securities in any jurisdiction unless the Subscriber obtains all required consents, if any. The Subscriber acknowledges that such Subscriber is familiar with Rule 144 (“Rule 144”) under the Securities Act, and has been advised that Rule 144 permits resales only under certain circumstances. The Subscriber understands that to the extent that Rule 144 is not available, such Subscriber will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

2.15           Investment Commitment.  The Subscriber’s overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber’s net worth, and an investment in the Securities will not cause such overall commitment to become excessive.

2.16           Receipt of Information.  The Subscriber has had an opportunity to receive, and fully and carefully review, all information related to the Company and the Securities requested by it and to ask questions of and receive answers from the Company regarding the Company and its businesses and the terms and conditions of the offering of the Securities.  Subscriber acknowledges that it has received, and fully and carefully reviewed and understands, copies of the SEC Documents, either in hard copy or electronically through the SEC’s EDGAR system at http://www.sec.gov.

2.17           No Governmental Review.  The Subscriber is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Securities or the Company, or (iii) guaranteed or insured any investment in the Securities or any investment made by the Company.

2.18           Potential Loss of Investment; Risk Factors.  The Subscriber understands that an investment in the Securities is a speculative investment which involves a high degree of risk and the potential loss of his or her entire investment. The Subscriber has considered carefully and understands the risks associated with an investment in the Securities, a summary of which risks is annexed hereto as Exhibit C.

2.19           Brokers and Finders.  No Subscriber will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or its subsidiaries for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Subscriber.

2.20           Prohibited Transactions.  Other than with respect to the transactions contemplated herein, since the earlier to occur of: (i) the time that such Subscriber was first contacted by the Company, or any other Person regarding an investment in the Company and (ii) the thirtieth (30th) day prior to the date hereof, neither the Subscriber nor any Affiliate of the Subscriber which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Subscriber’s investments or trading or information concerning such Subscriber’s investments, including in respect of the Securities, or (z) is subject to the Subscriber’s review or input concerning such Affiliate’s investments or trading decisions (collectively, “Trading Affiliates”) has, directly or indirectly, nor has any Person acting on behalf of, or pursuant to, any understanding with such Subscriber or Trading Affiliate effected or agreed to effect any transactions in the securities of the Company or involving the Company’s securities (a “Prohibited Transaction”).

3.        Representations and Warranties of the Company

The Company represents and warrants to the Subscriber that:

3.1           Organization and Qualification.  The Company is a corporation duly incorporated and existing in good standing under the laws of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.2           Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. This Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

3.3           Issuance to Securities. The Shares and the Warrants have been duly authorized by all necessary corporate action. The Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable. Upon the due exercise of the Warrants in accordance to the terms of the Warrants and payment of the exercise price, the Warrant Shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders thereof shall be entitled to all rights accorded to a holder of Common Stock.

4.           “Piggy-Back” Registration Rights.

If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account, other than a registration statement on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall give written notice of such proposed filing to the Subscriber as soon as practicable but in no event less than ten (10) business days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and offer to the Subscriber in such notice the opportunity to register the sale of such number of Shares and the shares of Common Stock underlying the Warrant as such Subscriber may request in writing within five (5) business days following receipt of such notice (a  “Piggy-Back Registration”). Subject to customary underwriter cutbacks applicable to all holders of registration rights, the Company shall cause such Registrable Securities to be included in such registration and shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. “Registrable Securities” means (a) all of the Shares, (b) all Warrant Shares, and (c) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that Registrable Securities shall not include any shares eligible to be sold without volume limitation or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect.

5.        Legends, etc.

5.1           Legend. Each certificate representing the Securities shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THESE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

5.2           Subscriber’s Compliance. Nothing in this Section 5 shall affect in any way a Subscriber’s obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

5.3           Company’s Refusal to Register Transfer of Securities. The Company shall refuse to register any transfer of the Securities not made in accordance with (i) the provisions of Regulation S, (ii) pursuant to an effective registration statement filed under the Securities Act, or (iii) pursuant to an available exemption from the registration requirements of the Securities Act.

6.        Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA.

7.        Assignment; Entire Agreement; Amendment

7.1           Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Subscriber to a person agreeing to be bound by the terms hereof.

7.2           Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

7.3           Amendment.  Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

7.4           Binding Upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

8.        Notices; Indemnity

8.1           Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy, electronic mail (i.e., e-mail) or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)	If to the Company:
19 West 44th Street, Suite 1108
New York, NY 10036
Attention: Zhenyu Shang
Fax Number: (212)997-8585

with copies (which shall not constitute notice) to:
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017
Attn: Barry I. Grossman, Esq.
Tel. No.: (212) 370-1300
Fax No.: (212) 370-7889
Email: bigrossman@egsllp.com

(b)	If to the Holder:

with copies (which shall not constitute notice) to:

Any party hereto may from time to time change its address for notices by giving at least ten (10) business days written notice of such changed address to the other party hereto.

8.2           Indemnification.  The Subscriber shall indemnify and hold the Company and its officers, directors, employees, agents and affiliates harmless from and against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of the Subscriber’s breach of any representation, warranty, covenant or agreement in this Agreement.

9.        Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.  Such counterparts may be delivered by facsimile or other electronic transmission, which shall not impair the validity thereof.

10.        Survival; Severability

10.1           Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the date hereof and the issuance of the Securities.

10.2           Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.        Titles and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature page follows]

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year this subscription has been accepted by the Company as set forth below.

SUBSCRIBER

D.D INVESTMENT CO., LIMITED

By:/s/ Wu Ye
(Signature of Authorized Signatory)

Address: _____________________

_____________________

Telephone: ___________________

Fax: ___________________

ACCEPTED BY:

SEN YU INTERNATIONAL HOLDINGS, INC.

By: /s/ Zhenyu Shang
       Name: Zhenyu Shang
       Title:

Date:    February 17, 2011